Exhibit 21.1

                             LIST OF SUBSIDIARIES

                                               Jurisdiction     Percent Owned
Name of Subsidiary                           of Incorporation   by Registrant
------------------                           ----------------   -------------
Active
------

Nur Media Solution S.A.                           Belgium           100%

Nur Advanced Technologies (Europe) S.A.           Belgium           100%

Nur America Inc.                                 Delaware           100%

Nur Marketing and Communication GmbH              Germany            84%

Inactive
--------

Nur Hungaria KFT ("Nur Hungary") (1)              Hungary           100%

Good-Lux S.A.("Nur Luxembourg") (1)             Luxembourg          100%

M.B.T. (Nur) Industries Ltd.                      Israel            100%

Nur Print Technologies (1993) Ltd.                Israel            100%

N.A.T. Holdings and Investments (1997) Ltd.       Israel            100%

-------------------

(1) Represents the percentages of ownership of Nur Media Solutions S.A. in these subsidiaries.